UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2013

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., STE 101, Eden Prairie, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Principal Executive Officer.

On May 16, 2013, Richard Thon resigned as Chief Financial Officer of ProUroCare Medical Inc. (the “Company”).

(c) Appointment of New Principal Executive Officer.

Alan G. Shuler, age 66, was named as Interim CFO under a Consulting Agreement effective as of May 16, 2013.

Mr. Shuler has over 30 years of Senior Financial Executive experience including three years as CFO of FSI International, 12 years as CFO of Datakey, Inc. and 6 years as CEO of the financial services division of Carlson Companies, Inc. For the past 9 years Mr. Shuler has been Principal of Shuler and Associates, a consulting firm specializing in Interim CFO assignments and a variety of SEC reporting projects.

(e) Compensatory Arrangements of Certain Officers.

On May 16, 2013, Mr. Shuler entered into a Consulting Agreement with the Company for services to be rendered as Interim CFO. Under the terms of his Consulting Agreement, Mr. Shuler will earn $150 per hour, $100 of which will be paid in cash and the remaining $50 will be paid in stock based upon certain criteria set forth in the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.
May 21, 2012	By: /s/ Alan Shuler Alan G. Shuler Interim Chief Financial Officer